UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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☒	CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 10, 2016

Commission File Number 001-35844
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Pinnacle Foods Inc.
(Exact name of registrant as specified in its charter)
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Delaware	35-2215019
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

399 Jefferson Road Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (973) 541-6620
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On February 10, 2016, the Board of Directors (the “Board”) of Pinnacle Foods Inc. (the “Company”) adopted the Company’s Second Amended and Restated Bylaws (the “Bylaws”). The Bylaws became effective upon adoption by the Board.
The Company’s previous bylaws provided for the election of directors by plurality vote. Section 2.06 of the Bylaws has been amended to provide for the election of directors by majority vote in uncontested elections. A plurality vote standard will continue to apply to contested elections.
Section 2.03 of the Bylaws has been amended to expand the disclosure requirements for the nomination of directors and submission of other proposals by stockholders, including disclosure of derivative positions and the submission of a written questionnaire and representation and agreement with respect to, among other things, the background and qualifications of any director nominees.
In addition, the Bylaws were amended (i) to delete certain obsolete provisions adopted in connection with the initial public offering of the Company’s common stock and relating to the rights of The Blackstone Group L.P., a former significant stockholder of the Company, and (ii) to make various technical, conforming or ministerial changes.
The Bylaws are filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein. The foregoing description of the amendment to the Bylaws is qualified in its entirety by reference to the full text of the Bylaws.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description of Exhibit
3.1	Second Amended and Restated Bylaws of Pinnacle Foods Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

PINNACLE FOODS INC

By:	/s/ CRAIG STEENECK

Name:	Craig Steeneck
Title:	Executive Vice President and Chief Financial Officer
Date:	February 16, 2016

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Second Amended and Restated Bylaws of Pinnacle Foods Inc.